EXHIBIT 23.A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 25, 2005, except for the restatement described in the fifth paragraph of Note 1 to the consolidated financial statements and the matter described in the penultimate paragraph of Management’s Report on Internal Control over Financial Reporting, as to which the date is April 8, 2005, and except for the restatement described in the sixth paragraph of Note 1 to the consolidated financial statements and the matters described in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is June 15, 2005, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of El Paso Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
August 10, 2005